Exhibit 10.2

COMMERCIAL PROMISSORY NOTE

$2,580,000.00	Dated: July 11, 2008

Borrower’s Promise to Pay

For value received, the undersigned, ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation, authorized to do business in the State of Florida (the “Borrower”) promises to pay to the order of FIFTH THIRD BANK, a Michigan banking corporation (the “Lender”), the principal sum of TWO MILLION FIVE HUNDRED EIGHTY THOUSAND DOLLARS ($2,580,000.00), together with interest on the principal balance remaining unpaid from time to time at the rates set forth below.

1. Term. The term of this Note is from the date of this Note through July 11, 2013 (the “Maturity Date”).

2. Interest. Interest shall be paid on the principal outstanding from time to time at the Prime Rate plus three-quarters of one percent (.75%) per annum. The term “Prime Rate” is defined as the rate of interest published in the Wall Street Journal as the current “U.S. Prime Rate”. The rate of interest accruing hereunder shall be adjusted as and when any adjustment in the Prime Rate occurs. Borrower hereby acknowledges that the Prime Rate is not a rate of interest intended to be charged to any particular type of borrower. The Prime Rate is utilized by Lender to serve an administrative function in the setting of interest rates, and does not represent the best or lowest rate of interest available to any borrower or class of borrowers. Interest will be calculated on the basis of a 360-day year for actual number of days lapsed during the calculation period.

In the event the Wall Street Journal ceases or fails to publish a U.S. Prime Rate, regardless of the reason therefor, then the Lender may utilize the U.S. Prime Rate announced or published by any other nationally reputable financial institution for purposes of determining the interest rate for the remainder of the loan term. In the event that all nationally reputable financial institutions shall cease or fail to announce or publish a Prime Rate, regardless of the reason therefor, then the Lender may utilize the interest rate established by Lender in its sole discretion for purposes of determining the interest rate for the remainder of the loan term.

3. Payments. Principal payments in the amount of $10,750.00 plus accrued interest shall be due and payable monthly and shall be paid commencing August 11, 2008, and on the same day of each succeeding month thereafter through and including the Maturity Date. On the Maturity Date, the entire remaining principal indebtedness, plus all accrued and unpaid interest shall be due and payable in full.

All payments shall be made at: 201 E. Kennedy Boulevard, Suite 1800, Tampa, Florida 33602, or at such other place as may be designated in writing by the Lender.

Initials: MJH

4. Interest Rate Swap. At the mutual agreement of Borrower and Lender, Borrower may enter into one or more interest rate hedge agreements, interest rate swap agreements, interest rate caps or collars, or similar agreements with Lender, or an affiliate of Lender, in order to fix the interest payable hereunder.

5. Borrower’s Right to Prepay. This Note may be prepaid at any time without penalty.

6. Interest Limitation. Interest payable under this Note or any other payment which would be considered as interest or other charge for the use or loan of money shall never exceed the highest contract rate allowed by law applicable to this loan to be charged by Lender. If the interest or other charges collected or to be collected in connection with this loan exceed the permitted limits, then: (A) any such interest or loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (B) any sums already collected from Borrower which exceeded permitted limits will be refunded. The Lender may choose to make this refund by reducing the principal owed under this Note or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial prepayment.

7. Borrower’s Failure To Pay As Required.

(A) Late Charge for Overdue Payments. If the Lender has not received the full amount of any monthly payment by the end of ten (10) calendar days after it is due, Borrower will pay a late charge to the Lender equal to 5% of the overdue payment of principal and/ or interest. The payment or collection of any such late charge shall not constitute a waiver of any other right or remedy available to the Lender.

(B) Default. If Borrower fails to pay the full amount of each monthly payment by the end of the ten (10) calendar days after it is due, Borrower will be in default, and upon such default by Borrower, Lender may declare the entire principal and interest then remaining unpaid to be immediately due and payable without further notice or demand, and the entire unpaid principal balance shall bear interest at the “Default Interest Rate”. The “Default Interest Rate” shall be five percent (5%) per annum above the contract interest rate set forth above, but not exceeding 18% per annum.

(C) Acceleration. If Borrower is in default after expiration of any applicable cure periods, the Lender may require Borrower to pay immediately the full amount of principal which has not been paid and all the interest that Borrower owes on that amount without further notice.

(D) No Waiver By Lender. Even if, at a time when Borrower is in default, the Lender does not require Borrower to pay immediately in full as described above, the Lender will still have the right to do so if Borrower is in default at a later time.

(E) Payment of Lender’s Costs and Expenses. If the Lender has required Borrower to pay immediately in full as described above, the Lender will have the right to

Initials: MJH	2

be paid back by Borrower for all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorneys’ fees whether suit be brought or not, and including such fees and costs in any appellate, bankruptcy or post judgment proceedings.

8. Attorneys’ Fees. All parties liable for the payment of this Note agree to pay the Lender reasonable attorneys’ fees and costs, whether or not an action is brought, for the services of counsel employed after maturity or default to collect this Note or any principal or interest due hereunder, or to protect the security, if any, or enforce the performance of any other agreement contained in this Note or in any instrument of security executed in connection with this loan, including costs and attorneys’ fees on any garnishment action, or for any appeal, or in any proceedings under the federal Bankruptcy Code or in any post-judgment proceedings.

9. Allocation of Payments. Payments shall be applied by Lender first to any late fees or other expenses of Lender hereunder, then to accrued interest and finally to principal.

10. Giving of Notice. Unless applicable law requires a different method, any notice that must be given to Borrower under this Note will be given by mailing it by first class mail or by delivering it to Borrower at 5215 West Laurel Street, Tampa, Florida 33607, or at a different address if Borrower gives the Lender prior written notice of a different address.

Any notice that must be given to the Lender under this Note will be given by mailing it by first class mail to the Lender at the address stated in Section 3 above or at a different address if Borrower is given a notice of that different address.

11. Set Off. The Borrower shall have no right of set off against the Lender under this Note or under any instruments securing this Note or executed in connection with the loan evidenced hereby. The Lender, however, shall have the right, immediately and without further action by it, to set off against this Note all money owed by the Lender in any capacity to Borrower, whether or not due.

12. Obligations of Persons Under This Note. If more than one person signs this Note, each person is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety, or endorser of this Note is obligated to do these things. Any person who takes over these obligations, including the obligations of a guarantor, surety, or endorser of this Note, is also obligated to keep all of the promises made in this Note. The Lender may enforce its rights under this Note against each person individually or against all obligators together. This means that any one of them may be required to pay all of the amounts owed under this Note.

Initials: MJH	3

13. Waivers and Consents. Borrower and any other person who has obligations under this Note waive diligence presentment, protest and demand and also notice of dishonor and non-payment of this Note.

14. This Note Secured by Security Instruments. In addition to the protections given to the Lender under this Note, a Mortgage and Security Agreement of even date herewith protects the Lender from possible losses which might result if Borrower does not keep the promises made in this Note. That Mortgage describes how and under what conditions Borrower may be required to make immediate payment in full or in part of the amounts owed under this Note.

15. Litigation. Any litigation between the parties brought in connection with this Note or concerning the subject matter hereof prior to closing of the Loan shall only be brought in Hillsborough County, Florida. In any such litigation, the prevailing party shall be entitled to an award of its reasonable attorneys’ fees and costs. The Borrower and any guarantors further knowingly, voluntarily and intentionally, waive any right to trial by jury in respect of any litigation arising out of, under, or in connection with this Note, or the loan.

16. Business Purpose Loan. The Borrower acknowledges that the proceeds of the loan are to be used for business or commercial purposes only, and not for personal, family or household purposes.

17. WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO MAKE THIS LOAN AND EXTENSIONS OF CREDIT TO BORROWER.

“BORROWER”

ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation

By:	/s/ Michael J. Holmes
Michael Holmes,
as its Chief Financial Officer

(CORPORATE SEAL)

Documentary stamps in the amount required by Florida law have been paid on the Mortgage recorded contemporaneously herewith.

Initials: MJH	4